EXHIBIT 16.1

KABANI & COMPANY, INC.
Certified Public Accountants 6033 West Century Blvd., Suite 810, Los Angeles, CA 90045
 Phone (310) 568-1625
Fax (310) 410-0371
www.kabanico.com
September 30, 2010

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: TONGJI HEALTHCARE GROUP, INC.

File No. 333-140645

We have read the statements that we understand TONGJI HEALTHCARE GROUP, INC. will include under Item 4.01 of the Amendment No. 1 of Form 8-K report, dated September 30, 2010, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,